EXHIBIT 10.8
                                                                    ------------

                            FORM OF OPTION AGREEMENT


This is to certify that you have been granted an option to purchase shares of CAS Medical Systems, Inc. common stock under the CAS Medical Systems, Inc. 2003 Equity Incentive Plan (the "2003 Plan"). The number of shares for which the option has been granted, the option price, the date of grant, the vesting (exercise) terms and the expiration of the grant are specified on the next page of this Agreement.

Once a portion of the option has become vested (exercisable), that portion of the option may be exercised any time prior to the end of the term of the option, except that if you terminate employment with the company, as set forth in the 2003 Plan, prior to the end of the option term for reasons other than death or disability, you are entitled to exercise any portion of the option that is then vested for up to three months following your termination but no later than the last day of the original option term. If it is not exercised by this deadline, any outstanding vested options will be forfeited. Any portion of the option that is unvested at the time of your termination for reasons other than death or disability shall automatically be forfeited upon your termination. If you die or become disabled while employed, all unvested option shares become vested on the date of the event and you (your estate or heirs, in the case of death) will be entitled to exercise your option for the entire original option term; provided that if this option is an incentive stock option (ISO) you (your estate or heirs, in the case of death) will be entitled to exercise your option for a period of one year following the event or until the option term expires, whichever comes first.

This option is granted in recognition of your efforts and contributions to the company. It is granted solely on a discretionary basis and is not intended to create a right or entitlement in the optionee that any actual or unrealized gain related to the option will be considered regular compensation (including salary, bonus, merit pay) for severance pay purposes whether under statutory or common law. In addition, no optionee is entitled to have any vested right to continue to receive future grants of options, nor shall any options granted to an optionee become a benefit or entitlement of employment. If you engage in "Gross Misconduct", as defined in the 2003 Plan, all of your outstanding options as of your date of termination (whether vested or unvested) shall be forfeited immediately. The plan and programs under which this option is granted are subject to future amendment, modification or termination at any time.

THIS OPTION IS SUBJECT IN ALL RESPECTS TO THE DETAILED TERMS AND CONDITIONS OF THE 2003 PLAN. A COPY OF THE 2003 PLAN HAS BEEN PROVIDED TO YOU OR IS AVAILABLE FROM THE CHIEF FINANCIAL OFFICER.

Retention of this Award Agreement will be deemed to be acceptance of the option award evidenced by this Award Agreement. There is no need to return or countersign this Award Agreement.


Optionee Name:             _______________________________

Option Share Amount:       _______________________________

Option Price:              _______________________________

Date of Grant:             _______________________________

Expiration Date:           _______________________________

Tax Status (check one):    Incentive Stock Option (ISO) ______
                           Non-Qualified Stock Option (NQSO) _______

Vesting Schedule           Date Vested: _______  Number of Shares Vested:_______
                           Date Vested: _______  Number of Shares Vested:_______
                           Date Vested: _______  Number of Shares Vested:_______


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This Award Agreement has been executed on behalf of CAS Medical Systems, Inc. by the undersigned duly authorized officer.

CAS MEDICAL SYSTEMS, INC.



By: _______________________
Name:
Title: